Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2026, relating to the consolidated financial statements of WISeKey International Holding Ltd (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, Switzerland, July 16, 2026

BDO Ltd

/s/ Nigel Le Masurier	/s/ Marc Furlato
Nigel Le Masurier	Marc Furlato